UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2008

CRANE CO.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-1657	13-1952290
(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 363-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – FINANCIAL INFORMATION

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Crane Co. (the “Company”) previously sent a notice to participants in the Company’s Savings and Investment Plan (the “Savings Plan”) informing them that the Savings Plan would be changing its recordkeeper. Because of the conversion to a new recordkeeper for the Savings Plan, a Savings Plan blackout period will begin on June 12, 2008 and end on July 7, 2008 (the “Savings Plan Blackout Period”). During the Savings Plan Blackout Period, participants in the Savings Plan will not be able to access their accounts to direct or diversify their investments, obtain a loan from the Savings Plan or obtain a distribution from the Savings Plan.

On May 9, 2008, in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities and Exchange Commission Regulation BTR, the Company sent a blackout trading restriction notice (the “ BTR Notice ”) to its executive officers and directors informing them that they would be prohibited during the Savings Plan Blackout Period from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company acquired in connection with their employment as an executive officer or services as a director.

A copy of the BTR Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A participant in the Savings Plan, a security holder or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual beginning and ending date of the Blackout Period, by contacting the Office of the General Counsel, Crane Co., 100 First Stamford Place, Stamford, CT 06902, at (203) 363-7300 during the blackout period and for a period of two years after the ending date of the blackout period.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

99.1	Notice to the Executive Officers and Directors of Crane Co. regarding 401(k) Plan Blackout Period and Restrictions on Ability to Trade Shares of the Company’s Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRANE CO.

Dated:	May 9, 2008	By:	/s/ Augustus I. duPont
Augustus I. duPont
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice to the Executive Officers and Directors of Crane Co. regarding 401(k) Plan Blackout Period and Restrictions on Ability to Trade Shares of the Company’s Securities.

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